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                                                                    EXHIBIT 10.5
                                                                  EXECUTION COPY
                                                                HOUSEHOLD 2002-2




                                 INDEMNIFICATION AGREEMENT



                                           among



                               AMBAC ASSURANCE CORPORATION,

                                        as Insurer,



                                            and



                              DEUTSCHE BANK SECURITIES INC.,

                                       as Underwriter





                                Dated as of August 21, 2002


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                                     TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
Section 1.  Definitions.................................................................1

Section 2.  Representations and Warranties of Ambac.....................................2

Section 3.  Representations, Warranties and Agreements of  the Underwriter..............3

Section 4.  Indemnification.............................................................4

Section 5.  Indemnification Procedures..................................................5

Section 6.  Contribution................................................................5

Section 7.  Miscellaneous...............................................................6


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                            INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (as may be amended, modified or supplemented from time to time, this "AGREEMENT") dated as of August 21, 2002 by and among AMBAC ASSURANCE CORPORATION, as Insurer ("AMBAC") and DEUTSCHE BANK SECURITIES INC., as Underwriter (the "UNDERWRITER").

      Section 1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Underwriting Agreement or, if not defined therein, in the Indenture. For purposes of this Agreement, the following terms shall have the meanings provided below:

            "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "AMBAC INFORMATION" has the meaning provided in Section 2(g) hereof.

            "AMBAC PARTY" means any of Ambac, its subsidiaries and Affiliates, and any shareholder, director, officer, employee, agent or "controlling person," within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, of any of the foregoing.

            "CLASS A NOTES" means, collectively, $255,000,000 principal amount of Class A-1 1.77 % Asset-Backed Notes, $345,000,000 principal amount of Class A-2 2.15 % Asset-Backed Notes, $313,000,000 principal amount of Class A-3 2.85 % Asset-Backed Notes and $287,000,000 principal amount of Class A-4 LIBOR + 0.30 % Asset-Backed Notes, issued by the Issuer pursuant to the Indenture on the Date of Issuance.

            "CLOSING DATE" means August 28, 2002.

            "DATE OF ISSUANCE" means the date on which the Policy is issued as specified therein.

            "DERIVED INFORMATION" means such portion, if any, of the information delivered to the Master Servicer or the Seller pursuant to
      Section 7(N) of the Underwriting Agreement for filing with the Securities and Exchange Commission on Form 8-K as (a) is not contained in the Offering Document without taking into account information incorporated therein by reference; (b) does not constitute Seller-Provided Information; and (c) is of the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters). For purposes of this definition, "Seller-Provided Information" means (i) the information contained on any computer tape furnished to the Underwriter by the Seller concerning the assets comprising the Issuer. For purposes of this definition, "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the Securities and Exchange Commission staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the Securities and Exchange Commission staff's response thereto, were publicly available May 20, 1994).

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            "FEDERAL SECURITIES LAWS" means the Securities Act, the Exchange
      Act, the U.S. Trust Indenture Act of 1939, the U.S. Investment Company Act of 1940, the U.S. Investment Advisers Act of 1940 and the U.S. Public Utility Holding Company Act of 1935, each as amended from time to time, and the rules and regulations in effect from time to time under such Acts.

            "INDEMNIFIED PARTY" means any party entitled to any indemnification pursuant to Section 4 hereof.

            "INDEMNIFYING PARTY" means any party required to provide indemnification pursuant to Section 4 hereof.

            "INDENTURE" means the Indenture dated as of August 8, 2002 by and among the Issuer and the Trustee, as supplemented by the Series Supplement.

            "ISSUER" means Household Automotive Trust 2002-2, a Delaware business trust.

            "LOSSES" means (a) any actual out-of-pocket damages incurred by the party entitled to indemnification or contribution hereunder, (b) any actual out-of-pocket costs or expenses incurred by such party, including reasonable fees or expenses of its counsel and other expenses incurred in connection with investigating or defending any claim, action or other proceeding which may entitle such party to be indemnified hereunder, to the extent not paid, satisfied or reimbursed from funds provided by any other Person other than an Affiliate of such party (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person), plus (c) interest on the amount paid by the party entitled to indemnification or contribution from the date of such payment to the date of payment by the party who is obligated to indemnify or contribute hereunder at the statutory rate applicable to judgments for breach of contract.

            "MASTER SERVICER" means Household Finance Corporation, as Master Servicer under the Master Sale and Servicing Agreement.

            "OFFERING DOCUMENT" means, taken together, the Prospectus Supplement dated August 21, 2002 (the "PROSPECTUS SUPPLEMENT") and the Prospectus dated May 22, 2002 (the "PROSPECTUS") of the Issuer, relating (INTER ALIA) to the Class A Notes.

            "POLICY" means the Note Guaranty Insurance Policy No. AB0583BE, dated August 28, 2002, including any endorsements thereto, issued by Ambac with respect to the Class A Notes.

            "SELLER" means Household Auto Receivables Corporation, a Nevada corporation, as Seller under the Master Sale and Servicing Agreement, and its successors in interest to the extent permitted under the Master Sale and Servicing Agreement.

            "TRUSTEE" means JPMorgan Chase Bank, or any successor Trustee under the Indenture.

            "UNDERWRITER" means Deutsche Bank Securities Inc. as Underwriter.

            "UNDERWRITER INFORMATION" consists of the information included in the Prospectus Supplement under the heading "Underwriting".

            "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated August 21, 2002, among the Underwriter, Barclays Capital Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Household Finance Corporation, a corporation organized and existing under the laws of Delaware, individually and


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      as Master Servicer, Household Auto Receivables Corporation, a
      corporation organized and existing under the laws of Nevada and a wholly owned subsidiary of Household Finance Corporation, individually and as Seller, Household Automotive Finance Corporation, a corporation organized and existing under the laws of Delaware and a wholly owned subsidiary of Household Finance Corporation, Household Automotive Credit Corporation, a corporation organized and existing under the laws of Delaware and a wholly owned subsidiary of Household Automotive Finance Corporation, and Household Bank F.S.B., a federal savings bank, with respect to the offer and sale of the Class A Notes, as amended, modified or supplemented from time to time.

            "UNDERWRITING PARTY" means, with respect to the Underwriter, any of the following: the Underwriter, its parent, subsidiaries and Affiliates and any shareholder, director, officer, employee, agent or "controlling person," within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, of any of the foregoing.

      Section 2. REPRESENTATIONS AND WARRANTIES OF AMBAC. Ambac represents, warrants and agrees as follows as of the Closing Date:

      (a) ORGANIZATION AND LICENSING. Ambac is a stock insurance corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

      (b) CORPORATE POWER. Ambac has the corporate power and authority to issue the Policy and execute and deliver this Agreement and to perform all of its obligations hereunder and thereunder.

      (c) AUTHORIZATION; APPROVALS. All proceedings legally required for the execution, delivery and performance of the Policy and this Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of Ambac's Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Policy and this Agreement have been obtained or are not material to the enforceability of the Policy and this Agreement.

      (d) ENFORCEABILITY. The Policy, when issued, will constitute, and this Agreement constitutes, legal, valid and binding obligations of Ambac, enforceable in accordance with their respective terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under Federal Securities Laws.

      (e) NO CONFLICT. The execution by Ambac of the Policy and this Indemnification Agreement will not, and the performance of the provisions thereof and hereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation or By-Laws of Ambac, or any restriction contained in any contract, agreement or instrument to which Ambac is a party or by which it is bound; constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Policy or this Agreement, or violate any requirements of law, rules or regulations which would materially and adversely affect its ability to perform its obligations under the Policy or this Indemnification Agreement.

      (f) EXEMPT FROM REGISTRATION. The Policy, when issued, will be exempt from registration under the Securities Act.

      (g) AMBAC INFORMATION. The Ambac Information does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. As used herein "Ambac Information" means the information included in the Prospectus Supplement under the caption "The Note Guaranty Insurance Policy and the Insurer."

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      (h) OPINION OF COUNSEL. Ambac will furnish to the Underwriter on the
Closing Date an opinion of one of its legal officers.

      Section 3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE UNDERWRITER. The Underwriter represents, warrants and agrees as follows:

      (a) It will make offers and sales of the Class A Notes in compliance with all legal requirements and only as described in the Offering Document and the Underwriting Agreement.

      (b) It will not use, or distribute to any Person for use, or permit the use of, any Offering Document in connection with the offer and sale of the Class A Notes unless such Offering Document includes or incorporates by reference such information as has been furnished by Ambac for inclusion therein and the information therein or incorporated by reference therein concerning Ambac has been approved by Ambac in writing. It will not include any information relating to Ambac except as furnished by Ambac. Ambac hereby consents to inclusion of the Ambac Information in the Offering Document.

      Section 4. INDEMNIFICATION.

      (a) Ambac hereby agrees, upon the terms and subject to the conditions provided herein, to pay and protect, indemnify, defend and hold harmless each of the Underwriter Parties against any and all Losses of any nature arising out of or by reason of (i) any untrue statement of a material fact contained in the Ambac Information, (ii) any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements, in light of the circumstances under which they were made, not misleading, in the Ambac Information or (iii) a breach of any of the representations, warranties or agreements of Ambac contained in Section 2 hereof.

      (b) The Underwriter hereby agrees, upon the terms and subject to the conditions provided herein, to pay and protect, indemnify, defend and hold harmless each Ambac Party against any and all Losses of any nature arising out of or by reason of (i) any untrue statement of a material fact contained in the Underwriter Information or the Derived Information, (ii) any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements, in light of the circumstances under which they were made, not misleading, in the Underwriter Information or the Derived Information or (iii) any breach of any of the representations, warranties or agreements of the Underwriter contained in Section 3 hereof.

      (c) Upon the incurrence of any Losses for which a party is entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

      (d) The indemnity agreements contained in this Section 4 shall be in addition to any liability which any Indemnifying Party may otherwise have to an Indemnified Party.

      Section 5. INDEMNIFICATION PROCEDURES. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Indemnified Party to be indemnified under this Agreement, such party shall give the Indemnifying Party written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof; PROVIDED, HOWEVER, that the failure to notify the Indemnifying Party shall not relieve it from any liability it may have to an Indemnified Party. If any such action or claim shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and disbursements of such counsel related to such proceeding. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel retained by the Indemnifying Party for the benefit of the Indemnified Party, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (a) the employment of counsel by the Indemnified Party at the Indemnifying Party's expense has been authorized in writing by


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the Indemnifying Party, (b) the Indemnifying Party has not in fact employed counsel reasonably satisfactory to the Indemnified Party within a reasonable time after receiving notice of the commencement of the action, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnifying Party and one or more Indemnified Parties, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Underwriter Parties and one such firm for all Ambac Parties, as the case may be, in addition to local counsel (if necessary), which firm shall be designated in writing by the relevant Underwriter in respect of the Underwriter Parties and by Ambac in respect of the Ambac Parties), in each of which cases the fees and expenses of counsel will be at the expense of the Indemnifying Party and all such fees and expenses will be reimbursed promptly as they are incurred. The Indemnifying Party shall not be liable for any settlement of any such claim or action unless the Indemnifying Party shall have consented thereto or be in default in its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section shall relieve the Indemnifying Party of liability only if such failure is prejudicial to the position of the Indemnifying Party and then only to the extent of such prejudice.

      Section 6. CONTRIBUTION.

      (a) To provide for just and equitable contribution if the indemnification provided by an Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party in respect of any Losses referred to in Section 4, such Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, with respect to the matter that resulted in such Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefits received by each of such parties from the offering of the Class A Notes, as well as any other relevant equitable considerations; provided, however, that an Indemnifying Party shall in no event be required to contribute to all Indemnified Parties an aggregate amount in excess of the Losses incurred by such Indemnified Parties resulting from the breach of representations, warranties or agreements contained in this Agreement.

      (b) The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any representations, warranties or agreements contained in this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge access to information and opportunity to correct or prevent such breach. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.

      (c) The parties agree that Ambac shall be solely responsible for the Ambac Information, that the Underwriter shall be solely responsible for the Underwriter Information and that the balance of the Offering Document shall be the responsibility of the Master Servicer.

      (d) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


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      (e) Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.

      Section 7. MISCELLANEOUS.

      (a) NOTICES. All notices and other communications provided for under this Agreement shall be delivered to the address set forth below or to such other address as shall be designated by the recipient in a written notice to the other party or parties hereto.

If to Ambac:     Ambac Assurance Corporation
                 One State Street Plaza
                 New York, New York 10004
                 Attention: Structured Finance Department-ABS
                 Telecopy No.:  (212) 208-3547

                 with a copy to the attention of: Michael Babick, Vice President
                                                  Telecopy No.:  (212) 363-1459
                                                  Confirmation:  (212) 208-3407


If to the Underwriter:

                 Deutsche Bank Securities Inc.
                 31 West 52nd Street, 17th Floor
                 New York, New York 10019
                 Attention:  [_______________]
                 Telecopy No.:  [____________]

      (b) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS.

      (c) ASSIGNMENTS. This Agreement may not be assigned by any party without the express written consent of each other party. Any assignment made in violation of this Agreement shall be null and void.

      (d) AMENDMENTS. Amendments of this Agreement shall be in writing signed by each party hereto.

      (e) SURVIVAL, ETC. The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnifying Party, (ii) the issuance of the Class A Notes or (iii) any termination of this Agreement or the Policy.

      (f) HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      (g) COUNTERPARTS. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

      (h) NO BANKRUPTCY PETITION. Each of Ambac and the Underwriter covenants and agrees that, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all securities issued by the Issuer, it will not institute against, or join any other Person in instituting against, the Issuer or the Seller any bankruptcy, reorganization,


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arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law.

      (i) CONSENT TO JURISDICTION.

      THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

      To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

      Nothing contained in this Agreement shall limit or affect each party's right to serve process in any other manner permitted by law or to start legal proceedings relating to this Agreement against any other party or its property in the courts of any jurisdiction.

      (i) NO RIGHT OF SET OFF. None of the parties shall be entitled to exercise any right of set off with respect to any amounts owing by such party under this Agreement against any amounts owing to such party under any other agreement or obligation.


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      IN WITNESS WHEREOF, the parties hereto have caused this Indemnification
Agreement to be duly executed and delivered as of the date first above written.


                                   AMBAC ASSURANCE CORPORATION


                                   By: /s/ Michael Babick
                                      ------------------------------------------
                                   Name: Michael Babick
                                   Title: Vice President


                                   DEUTSCHE BANK SECURITIES INC.,
                                   as representative of the several Underwriters


                                   By: /s/ Jay E. Steiner
                                      ------------------------------------------
                                   Name: Jay E. Steiner
                                   Title: Vice President


                                   By: /s/ Richard V. Lawrence
                                      ------------------------------------------
                                   Name: Richard V. Lawrence
                                   Title: Director